Exhibit 99.1

FOR IMMEDIATE RELEASE

Prologis to Acquire DCT Industrial Trust for $8.4 Billion

Deepens presence in core, high-growth U.S. markets

Annual stabilized core funds from operations* expected to increase $0.06-$0.08 per share

SAN FRANCISCO and DENVER, April 29, 2018 — Prologis, Inc. (NYSE: PLD) and DCT Industrial Trust Inc. (NYSE: DCT) today announced that the two companies have entered into a definitive merger agreement by which Prologis will acquire DCT for $8.4 billion in a stock-for-stock transaction, including the assumption of debt. The boards of directors of both companies have unanimously approved the transaction.

“For some time, we have considered DCT’s realigned portfolio to be the most complementary to our own in terms of product quality, market position and growth potential,” said Prologis chairman and chief executive officer Hamid R. Moghadam. “This high level of strategic fit will allow us to capture significant scale economies immediately. In addition, our current platform initiatives, particularly in the areas of advanced analytics, customer experience and procurement and ancillary revenues, will enable us to extract significant upside from the combined portfolios.”

The 71 million square foot operating portfolio deepens Prologis’ presence in high-growth markets including Southern California, the San Francisco Bay Area, New York/New Jersey, Seattle and South Florida. The acquisition also includes:

•	7.1 million square feet of development, redevelopment and value-added projects

•	195 acres of land in pre-development, predominantly in Seattle, Atlanta, South Florida and Southern California with build-out potential of over 2.9 million square feet

•	215 acres of land under contract or option, predominately in New York/New Jersey, Southern California, Northern California and Chicago, with a build-out potential of over 3.3 million square feet

“This transaction underscores the exceptional quality of DCT’s portfolio, platform and customer relationships, which our talented team has worked hard to create,” said DCT Industrial president and chief executive officer Philip L. Hawkins. “Our shared commitment to quality, exceeding expectations and enhancing customer experience makes this a perfect combination.”

“DCT’s team is as good as it gets, and we expect a number to join us to help manage the portfolio, execute on capital deployment activities and make long-term contributions to the Prologis platform,” said Prologis chief executive officer for the Americas Eugene F. Reilly. “This deal also diversifies our customer roster through the addition of some 500 new relationships.”

The transaction is anticipated to create substantial synergies, including near-term synergies of approximately $80 million in corporate general and administrative cost savings, operating leverage, interest expense and lease adjustments, which are forecast to increase annual stabilized core funds from operations* (Core FFO) per share by $0.06-$0.08. A combination of revenue synergies and incremental development volume has the potential to generate $40 million of additional annual revenue and development profit in the future.

“This all-stock transaction enables us to maintain our strong balance sheet and significant financial flexibility,” said Prologis chief financial officer Thomas S. Olinger. “In addition, the transaction increases our U.S. dollar net equity and drives additional core FFO growth.”

Under the terms of the agreement, DCT shareholders will receive 1.02 Prologis shares for each DCT share they own. The transaction, which is currently expected to close in the third quarter of 2018, is subject to the approval of DCT stockholders and other customary closing conditions. At closing, it is anticipated that Philip L. Hawkins will join the Prologis board of directors.

J.P. Morgan is acting as exclusive financial advisor and Mayer Brown LLP is serving as legal advisor to Prologis. BofA Merrill Lynch is acting as exclusive financial advisor and Goodwin Procter LLP is serving as legal advisor to DCT.

Webcast & Conference Call Information

Prologis and DCT will host a webcast and conference call tomorrow to discuss the transaction. Here are the event details:

•	Monday, April 30, 2018, at 9:00 a.m. U.S. Eastern time.

•	Live webcast at http://ir.Prologis.com by clicking Investors>Investor Events and Presentations.

•	Dial in: +1 (866) 393-4306 or +1 (734) 385-2616 and enter Passcode 4794005.

A telephonic replay will be available April 30 to May 7 at +1 (855) 859-2056 (from the United States and Canada) or +1 (404) 537-3406 (from all other countries) using conference code 4794005. The webcast replay will be posted when available in the Investor Relations “Events & Presentations” section at www.prologis.com.

The replay will also be available in the Investor Relations section of DCT’s website at

www.investors.dctindustrial.com/Corporate Profile.

About Prologis

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of March 31, 2018, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 683 million square feet (63 million square meters) in 19 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,000 customers across two major categories: business-to-business and retail/online fulfillment.

About DCT®

DCT is a leading logistics real estate company specializing in the ownership, development, acquisition, leasing and management of bulk-distribution and light-industrial properties in high-demand distribution markets in the United States. DCT’s actively managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of March 31, 2018, the company owned interests in approximately 73.7 million square feet of properties leased to approximately 840 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB from S&P Global Ratings. Additional information is available at www.DCTindustrial.com.

CONTACTS:

Prologis:

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco

DCT:

Investors/Media: Melissa Sachs, Tel: +1 303 597 1550, investorrelations@dctindustrial.com, Denver

Additional Information

In connection with the proposed transaction, Prologis will file a registration statement on Form S-4, which will include a document that serves as a prospectus of Prologis and a proxy statement of DCT (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to DCT’s shareholders. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Prologis or DCT. The documents filed by Prologis with the SEC may be obtained free of charge at Prologis’ website at the Investor Relations section of www.ir.prologis.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Prologis by requesting them from Investor Relations by mail at Pier 1, Bay 1, San Francisco, CA 94111 or by telephone at 415-394-9000. The documents filed by DCT with the SEC may be obtained free of charge at DCT’s website at the Investor Relations section of http://investors.dctindustrial.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from DCT by requesting them by mail from Investor Relations, 555 17th Street, Suite 3700, Denver, CO 80202, or by telephone at 303-597-1550.

Participants in the Solicitation

Prologis and DCT and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Prologis’ directors and executive officers is available in Prologis’ Annual Report on Form10-K for the fiscal year ended December 31, 2017, and in its proxy statement dated March 22, 2018, for its 2018 Annual Meeting of Shareholders. Information about DCT’s directors and executive officers is available in DCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in its proxy statement dated March 21, 2018, for its 2018 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Prologis or DCT as indicated above.

Cautionary Statement Regarding Forward-looking Statements

The statements in this communication that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis, Inc. (“Prologis”) and DCT Inc. (“DCT”) operate as well as beliefs and assumptions of management of Prologis and management of DCT. Such statements involve uncertainties that could significantly impact financial results of Prologis or DCT. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” and “estimates” including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis or DCT expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis and DCT operate, debt, capital structure and financial position, Prologis’ ability to form newco-investment ventures and the availability of capital in existing or newco-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of REIT status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish newco-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks associated with achieving expected revenue synergies or cost savings; (xi) risks associated with the ability to consummate the merger and the timing of the closing of the merger and (xii) those additional risks and factors discussed in the reports filed with the Securities and Exchange Commission (“SEC”) by Prologis and DCT from time to time, including those discussed under the heading “Risk Factors” in the irrespective most recently filed reports on Form 10-K and 10-Q. Neither Prologis nor DCT undertakes any duty to update any forward-looking statements appearing in this communication except as may be required by law.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

*	This is a non-GAAP financial measure. Because of the impact of non-cash real estate depreciation, Prologis expects the acquisition to be dilutive to net earnings. See our First Quarter 2018 Supplemental Information Report for our definition of Core FFO.